Exhibit 21.1

SUBSIDIARIES OF INFOR, INC.

As of MAY 31, 2013

Name of Subsidiary	Jurisdiction of Incorporation	Name of Subsidiary	Jurisdiction of Incorporation

North America		EMEA (continued)
Infinium Software, Inc.	US—Massachusetts	(EZ) Revenue Management Solutions Limited	United Kingdom
Infor (GA), Inc.	US—Georgia	Easy (EZ) Revenue Management Solutions S.à r.l.	France
Seneca Acquisition Subsidiary Inc.	US—Delaware	LLC “Infor Software”	Russia
Infor (Canada), Ltd.	Canada—Ontario	Orbis EMEA Ltd.	United Kingdom
Workbrain L.P.	Canada—Ontario	Softbrands Nordic Oy	Finland
Infor Public Sector, Inc.	US—California	Infor (Evry) SAS	France
Infor (US), Inc.	Delaware	Softbrands Holdings B.V.	Netherlands
		Infor (South Africa) (Pty) Ltd	South Africa
Latin America		Infor Software Iberia III, S.A.U.	Spain
Infor Global Solutions (Argentina) S.A.	Argentina	Infor (Steinhausen) AG	Switzerland
Infor do Brasil Softwares Ltda.	Brazil	Infor (Thames Valley) Ltd.	United Kingdom
Infor Chile Softwares Ltda. d/b/a Infor Chile Ltda.	Chile	Softbrands Hospitality Europe Limited	United Kingdom
Infor Global Solutions (Mexico) S.A. de C.V.	Mexico	Infor (Lancashire) Ltd.	United Kingdom
Infor Global Solutions (Venezuela) C.A.	Venezuela	Lawson Software Finland Oy	Finland
Softbrands de Mexico, S.A. de C.V.	Mexico City, Federal District	Infor (Pontoise) SAS	France
		Infor (Friedrichsthal I) GmbH	Germany
EMEA		Infor (Dublin II) Ltd.	Ireland
Infor (Österreich) GmbH	Austria	Infor (Como) Srl	Italy
Infor (Belgium) N.V.	Belgium	Infor (Amersfoort) B.V.	Netherlands
TriSyn IP Limited	Cayman Islands	Infor (Norge) AS	Norway
Infor (Česká republika) s.r.o.	Czech Republic	Infor Software Iberia II, S.A.U.	Spain
Infor Global Solutions (CZ) spol s.r.o.	Czech Republic	Lawson International AB	Sweden
Infor Global Solutions (Praha II) spol. s r.o.	Czech Republic	Infor (Sweden) AB	Sweden
Infor Global Solutions (Trmice) spol. s r.o.	Czech Republic	Infor (Schweiz) II AG	Switzerland
Infor Danmark A/S	Denmark	Infor (Steinhausen) II GmbH	Switzerland
Infor (Stockholm) AB	Finland	Softbrands Switzerland	Switzerland
Infor (France) SAS	France	S.P.R.L. Certpoint Europe	Belgium
Frontstep France SA	France
Mapics France Sarl	France	APAC
Infor Global Solutions (München) GmbH	Germany	Infor Global Solutions (ANZ) Pty Limited	Australia
Infor Global Solutions Holding GmbH	Germany	DataStream Systems (Shanghai) Co. Ltd.	China
Infor (Deutschland) GmbH	Germany	EXE Technologies (China) Limited	Hong Kong
Infor (Hannover) GmbH	Germany	Infor Global Solutions (Guangzhou) Limited	China
Geac Magyarország Ltd.	Hungary	Infor Global Solutions (Shanghai) Ltd.	China
Infor (Ireland) Ltd.	Ireland	Infor Global Solutions (Beijing) Co., Ltd.	China
Quantum Solutions Holding Company Ltd.	Ireland	Systems Union (Shanghai) Ltd.	China
Infor Global Solutions (Pegasus) Ltd.	Ireland	E.Piphany Hong Kong Limited	Hong Kong
Infor (Italia) Srl	Italy	Geac Computers Hong Kong Limited	Hong Kong
Infor Global Solutions European Finance Sarl	Luxembourg	Infor Global Solutions (Hong Kong) Limited	Hong Kong
Infor ISA Holdings S.a.r.l.	Luxembourg	Infor (Hong Kong) Ltd.	Hong Kong
TSHC S.a.r.l.	Luxembourg	Infor Global Solutions (Asia) Limited	Hong Kong
Infor (Barneveld) B.V.	Netherlands	Infor (India) Pvt Ltd.	India
Infor (Nederland) B.V.	Netherlands	Infor Japan K.K.	Japan
Systems Union International BV	Netherlands	Infor Korea Ltd	Korea
Infor (Polska) Sp. z o.o.	Poland	EXE Technologies (Malaysia) Sdn Bhd	Malaysia
InforIGS Global Solutions Informática e Consultoria, Lda	Portugal	Infor (Malaysia) Sdn. Bhd.	Malaysia
Infinium Systems Iberica S.L.	Spain	Infor (New Zealand)	New Zealand
Infor Software Iberia, S.A.U.	Spain	Infor International Software, Inc.	Philippines
Infor (Stockholm II) AB	Sweden	Infor (S.E.A.) Pte. Ltd.	Singapore
Infor (Stockholm) AB	Sweden	Infor Software (Thailand) Ltd.	Thailand
Infor (Schweiz) AG	Switzerland	Systems Union Software Corporation Limited	Thailand
Infor (Midlands II) Limited	United Kingdom	Infor (ANZ Holdings) Pty Limited	Australia
Infor Global Solutions (Midlands III) Ltd	United Kingdom	Orbis Mandatum Pty Ltd.	Australia
Infor (Midlands IV) Limited	United Kingdom	Orbis BAM Pty Ltd.	Australia
Infor Global Solutions (Midlands V) Company	United Kingdom	Orbis Pte Ltd	Singapore
Infor Global Solutions UK Intermediate Holdings Ltd.	United Kingdom	Infor (AU Hospitality) Pty. Ltd.	Australia
Infor Global Solutions EMEA Holdings Ltd.	United Kingdom	SoftBrands Asia Co., Ltd	China
Infor (Midlands) Limited	United Kingdom	SoftBrands Manufacturing (Tianjin) Ltd	China
Infor (Subholdings) Limited	United Kingdom	SoftBrands Hospitality (Tianjin) Ltd	China
Infor (UK) Holdings Limited	United Kingdom	Boss Solution Limited	Hong Kong
Infor (Solihull) Limited	United Kingdom	Hotel Information Systems Limited	Hong Kong
Pegasus Group Limited	United Kingdom	Infor (Bangalore) Private Limited	India
Pegasus Software Limited	United Kingdom	PT Infor Software Indonesia	Indonesia
Infor (Frimley) Limited	United Kingdom	Infor Manufacturing (Malaysia) Sdn Bhd	Malaysia
Sugar Acquisition Limited	United Kingdom	Hotel Information Systems Philippines, Inc.	Philippines
Systems Union Group Limited	United Kingdom	Infor (Singapore Holdings) Pte. Ltd.	Singapore
Infor (Farnborough) Limited	United Kingdom	HIS MSC Company Limited (Thailand)	Thailand
Infor (United Kingdom) Limited	United Kingdom	Infor (AU M3) Pty. Ltd.	Australia
Infor Global Solutions (Midlands VI) Limited	United Kingdom	Voto Pty. Ltd.	Australia
Infor (Veenendaal) B.V.	Netherlands	Lawson (Shanghai) Software and Technology Co. Ltd.	China
Workbrain Ltd.	United Kingdom	HV Solutions Shanghai, Inc.	China
Hansen Information Technologies UK Limited	United Kingdom	Infor Japan (M3) K.K.	Japan
Infor (Gibraltar) Limited	Gibraltar	Infor (NZ M3) Ltd	New Zealand
Infor Global Solutions (Teston II) Limited	United Kingdom	Infor PSSC, Inc.	Philippines
MIVE S.a.r.L.	Luxembourg	SoftBrands (HK) Ltd	Hong Kong
		Approva Systems Private Limited	India